LEASE GUARANTY

THIS LEASE GUARANTY (“Guaranty”) is made effective as of January 10, 2012, (the “Effective Date”) by each of Wellington Healthcare Services, L.P., a Georgia limited partnership (“Parent Guarantor”), and Bombay Lane, L.P., a Georgia limited partnership (“Bombay Guarantor”) (Parent Guarantor and Bombay Guarantor are individually and collectively, as the context may require, referred to herein as “Guarantor”), whose office address is 20 Mansell Court East, Suite 200, Roswell, Georgia 30076, in favor of the following parties (individually and collectively, “Landlord”): G&E HC REIT II Rockdale SNF, LLC (“Rockdale Landlord”), (ii) G&E HC REIT II Mobile SNF, LLC (“Sea Breeze Landlord”), (iii) G&E HC REIT II Buckhead SNF, LLC (“Buckhead Landlord”), (iv) G&E HC REIT II Shreveport SNF, LLC (“Shreveport Landlord”), (v) G&E HC REIT II Gainesville SNF, LLC (“Bell Minor Landlord”), (vi) G&E HC REIT II Westminster SNF, LLC (“Westminster Landlord”), (vii) G&E HC REIT II Memphis SNF, LLC (“Parkway Landlord”), (viii) G&E HC REIT II Millington SNF, LLC (“Millington Landlord”), and (ix) G&E HC REIT II Covington SNF, LLC (“Riverside Landlord”). Landlord’s office address is c/o Grubb & Ellis Healthcare REIT II, Inc., 1551 N. Tustin Avenue, Suite 300, Santa Ana, California 97205.

RECITALS

WHEREAS, (a) Rockdale Landlord is the owner of the land described on Schedule A-1 and the improvements located thereon (the “Rockdale Premises”) and certain personal property located thereon and used in connection with the ownership and operation thereof and operation of the business conducted thereon (the “Rockdale Personal Property”) (b) Sea Breeze Landlord is the owner of the land described on Schedule A-2 and the improvements located thereon (the “Sea Breeze Premises”) and certain personal property located thereon and used in connection with the ownership and operation thereof and operation of the business conducted thereon (the “Sea Breeze Personal Property”), (c) Buckhead Landlord is the owner of the land described on Schedule A-3 and the improvements located thereon (the “Buckhead Premises”) and certain personal property located thereon and used in connection with the ownership and operation thereof and operation of the business conducted thereon (the “Buckhead Personal Property”), (d) Shreveport Landlord is the owner of the land described on Schedule A-4 and the improvements located thereon (the “Shreveport Premises”) and certain personal property located thereon and used in connection with the ownership and operation thereof and operation of the business conducted thereon (the “Shreveport Personal Property”), (e) Bell Minor Landlord is the owner of the land described on Schedule A-5 and the improvements located thereon (the “Bell Minor Premises”) and certain personal property located thereon and used in connection with the ownership and operation thereof and operation of the business conducted thereon (the “Bell Minor Personal Property”), (f) Westminster Landlord is the owner of the land described on Schedule A-6 and the improvements located thereon (the “Westminster Premises”) and certain personal property located thereon and used in connection with the ownership and operation thereof and operation of the business conducted thereon (the “Westminster Personal Property”), (g) Parkway Landlord is the owner of the land described on Schedule A-7 and the improvements located thereon (the “Parkway Premises”) and certain personal property located thereon and used in connection with the ownership and operation thereof and operation of the business conducted thereon (the “Parkway Personal Property”), (h) Millington Landlord is the owner of the land described on Schedule A-8 and the improvements located thereon (the “Millington Premises”) and certain personal property located thereon and used in connection with the ownership and operation thereof and operation of the business conducted thereon (the “Millington Personal Property”), and (i) Riverside Landlord is the owner of the land described on Schedule A-9 and the improvements located thereon (the “Riverside Premises”) and certain personal property located thereon and used in connection with the ownership and operation thereof and operation of the business conducted thereon (the “Riverside Personal Property”); and

WHEREAS, Landlord and Warsaw Road, L.P., a Georgia limited partnership (“Tenant”), have executed that certain master lease dated of even date herewith (as the same may be amended from time to time, the “Master Lease”) pursuant to which Tenant leases (i) the Rockdale Premises and the Rockdale Personal Property (collectively, the “Rockdale Property”) from Rockdale Landlord, (ii) the Sea Breeze Premises and the Sea Breeze Personal Property (collectively, the “Sea Breeze Property”) from Sea Breeze Landlord, (iii) the Buckhead Premises and the Buckhead Personal Property (collectively, the “Buckhead Property”) from Buckhead Landlord, (iv) the Shreveport Premises and the Shreveport Personal Property (collectively, the “Shreveport Property”) from Shreveport Landlord, (v) the Bell Minor Premises and the Bell Minor Personal Property (collectively, the “Bell Minor Property”) from Bell Minor Landlord, (vi) the Westminster Premises and the Westminster Personal Property (collectively, the “Westminster Property”) from Westminster Landlord, (vii) the Parkway Premises and the Parkway Personal Property (collectively, the “Parkway Property”) from Parkway Landlord, (viii) the Millington Premises and the Millington Personal Property (collectively, the “Millington Property”) from Millington Landlord, and (ix) the Riverside Premises and the Riverside Personal Property (collectively, the “Riverside Property”) from Riverside Landlord; and

WHEREAS, for purposes of this Guaranty, the term “Premises” shall mean and refer to the Premises as such term is defined in the Master Lease; and

WHEREAS, Landlord has required as a condition of its execution of the Master Lease that Guarantor unconditionally become guarantor and surety to Landlord for all of the obligations of Tenant under the Master Lease during the original term of the Master Lease as well as during any renewal term or any extension thereof, and assume primary liability for the performance of the Master Lease; and

WHEREAS, Parent is the sole limited partner and ultimate parent of Tenant and Bombay Guarantor is an affiliate of Tenant, and each will benefit financially from Landlord entering into the Master Lease and, thus, each Guarantor desires that Landlord enter into the Master Lease with Tenant.

NOW, THEREFORE, incorporating the foregoing recitals herein by reference, in consideration of the Master Lease of the Premises and of other good and valuable consideration, the receipt of which is hereby acknowledged and to induce Landlord to execute the Master Lease, Guarantor, intending to be legally bound hereby, agrees as follows:

1. Guaranty and Suretyship. Guarantor hereby unconditionally and irrevocably becomes guarantor and surety to Landlord, its successors and assigns for the full, faithful and punctual performance of each and all of the covenants, agreements and conditions of the Master Lease to be kept and performed by Tenant, including the punctual payment of all rent and any other monetary obligations due and owing by Tenant under the Master Lease (including monetary obligations owing by reason of a non-monetary default by Tenant), whether by acceleration or otherwise, in accordance with and within the time prescribed by the Master Lease, as well as all other liabilities now or hereafter contracted by Tenant with Landlord, together with all costs and expenses (including reasonable attorneys’ fees and cost of suit) incurred by Landlord in connection with any of the foregoing (hereinafter collectively referred to as the “Liabilities”).

2. Representations of Guarantor. Guarantor represents and warrants that at the Effective Date and, except as expressly stated as of a particular time, throughout the term of this Guaranty:

(a) Each Guarantor is a limited partnership, validly existing under the laws of the State of Georgia, and has the requisite power and authority to make and perform this Guaranty.

(b) To Guarantor’s knowledge, nothing exists to impair the effectiveness of the obligations of Guarantor to Landlord hereunder.

(c) The consolidated financial statements of Parent Guarantor furnished to Landlord in connection with this Guaranty are: (i) true, correct and complete in all material respects; (ii) have been prepared in accordance with generally accepted accounting principles consistently applied; and (iii) present fairly the financial condition of Guarantor and its consolidated subsidiaries, including Bombay Guarantor, as of the respective dates thereof, except for the absence of footnotes and subject to year-end adjustments in the case of interim financial statements.

(d) Guarantor will furnish Landlord with the annual reports, balance sheets, financial statements and other information specified in Article 19 of the Master Lease in the form and within the time frames required by said Article. All data, statements and information shall be prepared in accordance with generally accepted accounting principles consistently applied and shall fairly set forth the financial condition of Guarantor, and annual statements shall be audited and certified by certified public accountants. Landlord shall be permitted to rely upon the accuracy and completeness of the item furnished pursuant to this paragraph and the Master Lease and to disclose and publish the same as required by Applicable Laws. Without limiting the generality of the foregoing, Guarantor acknowledges that Landlord is a subsidiary of a Real Estate Investment Trust and that, as such, it is subject to certain filing and reporting requirements in accordance with federal laws and regulations, including but not limited to, regulations promulgated by the Securities and Exchange Commission. Accordingly, and notwithstanding any provision of this Guaranty, the Master Lease or the provisions of any other existing agreement between the parties hereto to the contrary, Guarantor acknowledges that Landlord may publicly file, disclose, report or publish any and all information related to the Master Lease and this Guaranty that may be reasonably interpreted as being required by federal law or regulation after Closing.

(e) Guarantor is not in default under any agreement, the effect of which could materially and adversely affect performance of its obligations under this Guaranty. There are no actions, suits or proceedings pending or, to Guarantor’s knowledge, threatened against Guarantor before any court or any other governmental authority of any kind which could materially and adversely affect performance of its obligations under this Guaranty.

(f) Guarantor hereby represents and warrants to Landlord that, as of the Effective Date, the owners of Parent Guarantor are WCP GP LLC, RIDC WCP Healthcare LP, Andwell Investments, LLC and Rewell Investments, LLC, and the owners of Bombay Guarantor are Parent Guarantor and Elkins Road Associates, LLC. Guarantor hereby covenants that there shall not be a change of control (as “control” is defined in Section 9.1 of the Master Lease) of either Guarantor without the prior written consent of Landlord, which consent may not be unreasonably withheld, conditioned or delayed; provided, however, that the prior consent of Landlord shall not be required with respect to (i) a change in the ownership of either Guarantor so long as thereafter less than twenty-five percent (25%) of voting control of such Guarantor is held by any Person that did not have such ownership prior thereto (the foregoing 25% limitation shall apply to any subsequent transfer to any such Person pursuant to the following clause (ii)), or (ii) transfers of ownership interests in either Guarantor amongst the existing direct or indirect owners of such Guarantor. Notwithstanding the foregoing or any other language to the contrary in this Agreement, no such change in ownership or transfer shall be permitted without the prior written consent of Landlord, which consent may not be unreasonably, withheld, conditioned or delayed, if such change in ownership or transfer would result in Tenant’s Principals having less of a direct or indirect ownership interest in any of Tenant, Operating Subtenants and/or Guarantor than Tenant’s Principals possess as of the Effective Date (the foregoing restriction not to apply in the event of the death or legal incapacity of Tenant’s Principals).

3. Net Worth Covenant. Guarantor covenants and agrees that the Net Worth (as hereinafter defined) of Parent Guarantor shall be not less than (i) $7.5 million from the 1-year anniversary of the Effective Date through the date immediately preceding the 2-year anniversary of the Effective Date, (ii) $8.5 million from the 2-year anniversary of the Effective Date through the date immediately preceding the 3-year anniversary of the Effective Date, (iii) $9.5 million from the 3-year anniversary of the Effective Date through the date immediately preceding the 4-year anniversary of the Effective Date, (iv) $10.5 million from the 4-year anniversary of the Effective Date through the date immediately preceding the 5-year anniversary of the Effective Date, or (v) $12.0 million from the 5-year anniversary of the Effective Date through the remainder of the Term. Parent Guarantor covenants and agrees that it will not declare or pay any dividend or distribution of any kind on any of its equity interests (of any class or type whatsoever, and whether now or hereafter issued and outstanding), other than distributions to its equity owners in an amount equal to their reasonably estimated income tax liabilities attributable to the consolidated taxable income of Parent Guarantor, at any time that Parent Guarantor is not in compliance with the foregoing Net Worth covenant. For purposes hereof, “Net Worth” means the excess of consolidated total assets (excluding (x) intangible assets, such as goodwill, licenses, patents, trademarks, trade names, copyrights and franchises, and (y) capital lease assets, but including, without limitation, deposits funded to support a letter of credit) over consolidated total liabilities (excluding Liabilities under the Master Lease and other capital lease liabilities), all as determined in accordance with generally accepted accounting principles except as otherwise provided herein.

4. Landlord’s Rights to Amend Lease, etc. Subject to the provisions of the Master Lease, Landlord shall have the right from time to time, and at any time in its sole discretion, without notice to or consent from Guarantor, or without affecting, impairing, or discharging in whole or in part, any of the Liabilities of Guarantor hereunder, to modify, change, extend, alter, amend, or supplement in any respect whatever, the Master Lease, or any agreement or transaction between Landlord and Tenant or between Landlord and any other party liable for the Liabilities, or any portion thereof; to grant extensions of time and other indulgences of any kind to Tenant; to compromise, release, substitute, exercise, enforce or fail to refuse to exercise or enforce any claims, rights or remedies of any kind which Landlord may have at any time against Tenant or any other party liable for the Liabilities, or any part thereof, or with respect to any security of any kind held by Landlord at any time under any agreement or otherwise. Nor shall the obligations of Guarantor hereunder be affected, impaired or discharged, in whole or in part, by reason of payments by Tenant of all or any portion of the Liabilities, which payments shall be turned over as “voidable preferences” or otherwise disgorged, or by reason of any action whatsoever taken by Landlord, including any sale, lease, disposition, liquidation or other realization (which may be negligent, willful or otherwise with respect to any security in which Landlord may at any time have any interest or against any other party liable for all or any part of the Liabilities).

5. WAIVERS, ETC. GUARANTOR HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES: (A) ANY NOTICES AND DEMANDS, INCLUDING: (I) NOTICE OF ACCEPTANCE OF THIS GUARANTY; (II) NOTICE OF PRESENTMENT, DEMAND FOR PAYMENT, NOTICE OF DEFAULT, OR PROTEST OF ANY LIABILITIES, OR THE OBLIGATION OF ANY PERSON, FIRM, OR CORPORATION HELD BY LANDLORD AS COLLATERAL SECURITY; (III) ANY NOTICES OF THE FINANCIAL CONDITION OF TENANT OR OF ANY ADVERSE OR OTHER CHANGE IN THE FINANCIAL CONDITION OF TENANT; AND (IV) ANY NOTICES OF THE EXISTENCE, CREATION, OR INCURRING OF NEW OR ADDITIONAL OBLIGATIONS; (B) OFFSETS AND COUNTERCLAIMS WHICH GUARANTOR MAY AT ANY TIME HAVE TO ANY OF THE LIABILITIES, INCLUDING: (I) ANY DEFENSES BASED ON THE TERMINATION OF TENANT’S LIABILITY FROM ANY CAUSE; AND (II) ANY DEFENSES BASED UPON THE NEGLIGENCE OF THE LANDLORD IN ADMINISTERING THE MASTER LEASE, OR TAKING OR FAILING TO TAKE ANY ACTION IN CONNECTION THEREWITH; (C) TRIAL BY JURY AND THE RIGHT THERETO IN ANY PROCEEDING OF ANY KIND, WHETHER ARISING ON OR OUT OF, UNDER, OR BY REASON OF, THIS GUARANTY, OR ANY OTHER AGREEMENT OR TRANSACTION BETWEEN GUARANTOR, LANDLORD AND/OR TENANT; (D) THE BENEFIT OF ALL APPRAISEMENT, VALUATION, MARSHALLING, FORBEARANCE, STAY, EXTENSION, REDEMPTION, HOMESTEAD, EXEMPTION OR MORATORIUM LAWS NOW OR HEREAFTER IN EFFECT AND ANY STATUTE OF LIMITATIONS AFFECTING GUARANTOR’S LIABILITY UNDER THIS GUARANTY; (E) ALL DILIGENCE IN THE COLLECTION OF ANY OF THE LIABILITIES; (F) ANY RIGHT TO REQUIRE LANDLORD TO (I) PROCEED AGAINST TENANT; (II) PROCEED AGAINST OR EXHAUST ANY SECURITY THAT LANDLORD HOLDS FROM TENANT; OR (III) PURSUE ANY OTHER REMEDY IN LANDLORD’S POWER; (G) ANY RIGHT, CLAIM OR ACTION THAT IT MAY NOW OR HEREAFTER HAVE AGAINST TENANT ARISING OUT OF, OR IN CONNECTION WITH, GUARANTOR’S OBLIGATIONS UNDER THIS GUARANTY OR THE PAYMENT OR PERFORMANCE BY GUARANTOR OF ALL OR ANY PART OF THE LIABILITIES, INCLUDING ANY RIGHT OR CLAIM FOR SUBROGATION, CONTRIBUTION, REIMBURSEMENT, EXONERATION, OR INDEMNITY; AND (H) ANY RIGHTS TO PARTICIPATE IN ANY SECURITY NOW OR LATER HELD BY LANDLORD.

6. Assignment of Guaranty. Landlord may, without notice, but only in connection with an assignment of the Master Lease, assign this Guaranty in whole or in part, and no assignment of this Guaranty or assignment or transfer of the Master Lease or subletting of the Premises shall operate to extinguish or diminish the liability of Guarantor hereunder. Guarantor may not assign this Guaranty or delegate its obligation hereunder without the prior written consent of Landlord, which consent may be withheld in Landlord’s sole discretion.

7. Primary Liability of Guarantor. The liability of Guarantor under this Guaranty shall be primary and not secondary and Landlord may, at its option, proceed directly against Guarantor or any security granted to Landlord without having to commence any action, or having obtained any judgment against Tenant.

8. Insolvency of Tenant. All of the Liabilities and the obligations of Guarantor hereunder shall be immediately due and payable by Guarantor, anything contained herein to the contrary notwithstanding, immediately upon the application for appointment or appointment of a trustee, receiver, conservator, liquidator, sequester, custodian, or other similar judicial representative for Tenant or any of Tenant’s assets; the making by Tenant of any assignment for the benefit of creditors; the commencement of an action by or against Tenant under any insolvency, bankruptcy, creditor adjustment or debtor rehabilitation law, state or federal, including arrangement, composition, liquidation or reorganization laws; the commencement of levy, execution or attachment proceedings against Tenant or any of Tenant’s assets that could reasonably be expected to have a material adverse effect on Tenant’s financial condition, whether or not Landlord has exercised any option which it may have to require payment in full or acceleration of payment of the Liabilities from any other person liable for payment of the Liabilities.

9. Governing Law/Consent to Jurisdiction/Venue. Irrespective of the place of execution and/or delivery of this Guaranty or the location of the Premises, this Guaranty shall be governed by and shall be construed in accordance with, the Applicable Laws of the State or States in which the Premises are located applicable to agreements entered into without regarding to conflicts of law principles. Landlord and Guarantor hereby consent and submit to the exclusive jurisdiction of the state and Federal courts located in the state in which the Premises are located with respect to any claim or litigation arising hereunder or any alleged breach of the covenants or provisions contained herein, and acknowledge that proper venue in any matter so claimed or litigated shall be in the state and Federal courts located in which the Premises are located; provided, however, that (1) Landlord shall be permitted, in addition, if required by Applicable Law in the jurisdiction where the Premises are located, to bring any action against Guarantor and/or to enforce this Guaranty in the jurisdiction where the Premises are located and (2) Guarantor shall be permitted, in addition, if required by Applicable Law in the jurisdiction where the Premises are located to bring any action against Landlord and/or to enforce this Guaranty in the jurisdiction where the Premises are located.

10. No Impairment of Obligations. The obligations of Guarantor hereunder shall not be affected, modified, changed, amended, limited, impaired, released or discharged, in whole or in part, by reason of: (a) the entry of an order for relief pursuant to the United States Bankruptcy Code by or against Tenant or Guarantor; (b) the modification, change, amendment, limitation, impairment or release of the liability of Tenant or its estate in bankruptcy or of any remedy for the enforcement thereof, resulting from the operation of any present or future provision of the U.S. Bankruptcy Code, or from the decision of any federal, state or local court; (c) the proposal or confirmation of a plan of reorganization concerning Tenant or Guarantor or by any rejection of the Master Lease pursuant to any such proceeding; (d) except as otherwise provided for in the Master Lease, the assignment of Tenant’s obligations pursuant to: (i) the Master Lease; (ii) an order of court; or (iii) by operation of law.

11. Limitation of Waivers by Landlord. The waiver of any right by Landlord or its failure to exercise promptly any right shall not be construed as the waiver of any other right, including the right to exercise the same at any time thereafter. No waiver or modification of any of the terms or conditions of this Guaranty shall be binding against Landlord unless such waiver or modification is in a writing signed by Landlord.

12. Binding Effect. The provisions of this Guaranty shall bind all of the successors and assigns of Guarantor and shall inure to the benefit of Landlord, its successors and assigns.

13. Remedies Cumulative. All rights and remedies of Landlord hereunder and under the Master Lease are cumulative and may be pursued simultaneously or in whichever order Landlord shall determine.

14. Terms. Each capitalized term not specifically defined in this Guaranty shall have the same meaning as is ascribed to it in the Master Lease. As used herein, and when required by the context, each number (singular and plural) shall include all numbers, and each gender shall include all genders; and unless the context otherwise requires, the word “person” or “party” shall include “individual, corporation, company, firm, partnership or association.”

15. Multiple Guarantors; Joint and Several Liability. If less than all persons who were intended to sign this Guaranty do so, the same shall nevertheless be binding upon those who do sign and if one person shall sign, all plural references shall be read as singular. If Guarantor consists of more than one person or entity, the obligations of such persons and entities hereunder shall be joint and several. A separate action may be brought or prosecuted against any Guarantor whether the action is brought or prosecuted against any other Guarantor or Tenant, or all, or whether any other Guarantor or Tenant, or all, are joined in the action. Landlord may compromise or settle with any one or more of Guarantors for such sums, if any, as it may see fit and may in its discretion release any one or more of Guarantors from any further liability to Landlord without impairing, affecting or releasing the right of Landlord to proceed against any one or more of Guarantors not so released.

16. Notices. Any notice or demand given or made under this Guaranty shall be given or made by mailing the same by certified mail to the party to whom the notice or demand is given or made at the address of such party set forth in this Guaranty as may be changed by written notice from time to time.

17. Landlord’s Remedies. Landlord may exercise all of its rights and remedies hereunder immediately upon the occurrence of a Default beyond all applicable notice, grace and cure periods expressly stated in the Master Lease or this Guaranty.

[Signatures follow on the next page.]

IN WITNESS WHEREOF, Guarantor has caused this Guaranty to be executed and delivered by its duly authorized officer as of the date first above written.

GUARANTOR:

WELLINGTON HEALTHCARE SERVICES, L.P.

By: /s/ James J. Andrews
Name: James J. Andrews
Title: President

BOMBAY LANE, L.P.

By: /s/ James J. Andrews
Name: James J. Andrews
Title: President

SCHEDULE “A-1”

Facility Name: Rockdale Healthcare Center

Facility Address: 1510 Renaissance Drive, Conyers, Georgia

Legal Description:

ALL THAT TRACT OR PARCEL OF LAND lying and being in Land Lot 327 of the 16th Land District, Rockdale County, City of Conyers, Georgia, containing 5.038 acres and being more particularly described as follows:

TO FIND THE TRUE POINT OF BEGINNING, begin at a point formed by the intersection of the northeasterly 100 foot right-of-way of Sigman Road, and the northwesterly 50 foot right-of-way of Renaissance Drive; thence proceeding N 47°-09’-43” E along the right-of-way of Renaissance Drive, a distance of 936.30 feet to a point; thence along a curve to the left an arc distance of 21.22 feet and a radius of 20 feet to a point, said arc being subtended by a chord of N 16°-46’-17” E, 20.24 feet; thence N 13°-37’-09” W, a distance of 60.74 feet to a point; thence N 47°-09’-43 E, a distance of 19.38 feet to a chisled hole in a catch basin lid, the TRUE POINT OF BEGINNING;

THENCE North 63 degrees 17 minutes 49 seconds West for a distance of 407.99 feet to a 1/2” iron pin found,
THENCE North 14 degrees 50 minutes 59 seconds East for a distance of 20.00 feet to a 3/4” crimp top pin found,
THENCE North 14 degrees 50 minutes 59 seconds East for a distance of 324.88 feet to a 1/2” re-bar found,
THENCE North 08 degrees 12 minutes 01 seconds East for a distance of 20.00 feet to a 1/2” re-bar found,
THENCE South 81 degrees 42 minutes 06 seconds East for a distance of 17.00 feet to a 1/2” iron pin set,
THENCE North 19 degrees 40 minutes 14 seconds East for a distance of 138.10 feet to a 1” solid pin found,
THENCE South 70 degrees 52 minutes 45 seconds East for a distance of 399.39 feet to a 1/2” iron pin set,
THENCE South 16 degrees 33 minutes 39 seconds West for a distance of 507.63 feet to a 1/2” re-bar set,
THENCE South 16 degrees 33 minutes 39 seconds West for a distance of 36.88 feet to a mag nail set,
THENCE South 47 degrees 09 minutes 43 seconds West for a distance of 16.66 feet to a chisled hole in a catch basin lid, the TRUE POINT OF BEGINNING.

SCHEDULE “A-2”

Facility Name: Sea Breeze Health Care Center

Facility Address: 550 Congress Street, Mobile, AL

Legal Description:

Beginning at an iron marker at the northwest intersection of Congress Street and Martin Luther King, Jr. Avenue, said point also being the southeast corner of Lot 3, Block 26-D, Third Unit, Water Street Area, Urban Renewal Project, Alabama R-34 Subdivision, as per plat recorded in Map Book 19, Page 134 of the Probate Records of Mobile County, Alabama; run thence South 67 degrees 19 minutes 47 seconds West along the north right-of-way line of Congress Street 366.27 feet to the point of a curve to the right, said curve having a delta angle of 90 degrees 03 minutes 53 seconds, radius of 20.0 feet, tangent of 20.02 feet; thence run along arc of said curve 31.44 feet to the point of tangent thereof; thence North 22 degrees 36 minutes 20 seconds West along easterly right-of-way line of Warren Street 276.42 feet to the point of a curve to the right, said curve having a delta angle of 90 degrees 21 minutes 49 seconds, radius of 25.0 feet, tangent of 25.16 feet; thence along arc of said curve 39.43 feet to the point of tangent thereof; thence North 67 degrees 45 minutes 29 seconds East 25.06 feet to the point of a curve to the right, said curve having a delta angle of 44 degrees 11 minutes 02 seconds, radius of 25.0 feet, tangent of 10.15 feet; thence along arc of said curve 19.28 feet to the point of tangent thereof; thence South 68 degrees 03 minutes 29 seconds East along southwest right-of-way line of Martin Luther King, Jr. Avenue, 140.21 feet to the point of a curve to the right, said curve having a delta angle of 56 degrees 37 minutes 58 seconds, radius of 25.0 feet, tangent of 13.47 feet; thence along arc of said curve 24.71 feet to the point of tangent thereof, said point also being the point of a curve to the left, said curve having a radius of 75.0 feet from center-line of Martin Luther King, Jr. Avenue; thence along arc of said curve 161.08 feet to a point; thence South 68 degrees 03 minutes 29 seconds East along southwest right-of-way line of Martin Luther King, Jr. Avenue 154.69 feet to the POINT OF BEGINNING.

SCHEDULE “A-3”

Facility Name: Nurse Care of Buckhead

Facility Address: 2920 Pharr Court South, Atlanta, GA

Legal Description:

ALL THAT TRACT OR PARCEL OF LAND lying and being in Land Lot 100 of the 17th District, Fulton County, Georgia and being more particularly described as follows:

To reach the POINT OF BEGINNING commence at a point formed by the westerly right-of-way of Pharr Court South (50’ R/W) and the southerly right-of-way of Pharr Road (50’ R/W) and proceed in a southwesterly direction along the westerly right-of-way of Pharr Court South (50’ R/W) the following courses and distances: 1) South 05°41’26” West a distance of 40.54 feet to a point; 2) thence 83.51 feet along the arc of a curve to the right, said curve having a radius of 265.00 feet and being subtended by a chord of South 14°43’08” West, 83.17 feet to a point; 3) thence South 23°44’50” West a distance of 135.80 feet to a point; 4) thence 155.00 feet along the arc of a curve to the left, said curve having a radius of 442.00 feet and being subtended by a chord of South 13°42’04” West, 154.21 feet to a point; 5) thence South 03°39’18” West a distance of 25.15 feet to the POINT OF BEGINNING; from the POINT OF BEGINNING thus established, continue in a southwesterly direction along the westerly right-of-way of Pharr Court South the following courses and distances: 1) South 03°39’18” West a distance of 47.40 feet to a point; 2) thence 131.68 feet along the arc of a curve to the right, said curve having a radius of 350.00 feet and being subtended by a chord of South 14°26’01” West, 130.91 feet to a point; 3) thence South 25°12’44” West a distance of 90.45 feet to a point; thence departing said right-of-way of Pharr Court South and run North 64°37’09” West a distance of 298.19 feet to a point; thence North 25°22’51” East a distance of 209.25 feet to an iron pin found (1/2” re-bar); thence North 66°58’00” East a distance of 186.32 feet to a concrete monument found; thence South 31°37’30” East a distance of 157.20 feet to a point on the westerly right-of-way of Pharr Court South and the POINT OF BEGINNING; said property containing 1.91557 acres or 83,442 square feet.

SCHEDULE “A-4”

Facility Name: Nursecare Nursing & Rehab Center (also referred to as Nurse Care of Shreveport)

Facility Address: 1736 Irving Place, Shreveport, LA

Legal Description:

Lot 1, Texarkana Annex, Unit No. 2, a subdivision of the City of Shreveport, Caddo Parish, Louisiana, as per plat thereof recorded in Book 7000, page 75 of the Conveyance Records of Caddo Parish, Louisiana.

SCHEDULE “A-5”

Facility Name: Bell Minor Home

Facility Address: 2200 Old Hamilton Place, N.E., Gainesville, GA

Legal Description:

ALL THAT TRACT OR PARCEL OF LAND LYING AND BEING IN GMD DISTRICT 411, CITY OF GAINESVILLE, HALL COUNTY, GEORGIA, AND BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

BEGINNING AT A NAIL FOUND ON THE EASTERLY RIGHT OF WAY OF OLD HAMILTON PLACE (HAVING A 50 FOOT RIGHT OF WAY WIDTH) LOCATED A DISTANCE OF 202.81 FEET AS MEASURED ALONG SAID RIGHT OF WAY FROM THE INTERSECTION WITH THE NORTHERLY RIGHT OF WAY OF CORNELIA HIGHWAY; THENCE FROM SAID POINT OF BEGINNING AS THUS ESTABLISHED FOLLOWING A COUNTERCLOCKWISE CURVE WITH AN ARC DISTANCE OF 26.13 FEET, HAVING A RADIUS OF 793.37 FEET, SUBTENDED BY A CHORD BEARING AND DISTANCE OF NORTH 55 DEGREES 06 MINUTES 59 SECONDS WEST, 26.13 FEET TO A POINT; THENCE NORTH 56 DEGREES 03 MINUTES 36 SECONDS WEST, A DISTANCE OF 140.43 FEET TO A POINT; THENCE FOLLOWING A CLOCKWISE CURVE WITH AN ARC DISTANCE OF 266.18 FEET, HAVING A RADIUS OF 325.08 FEET, SUBTENDED BY A CHORD BEARING AND DISTANCE OF NORTH 32 DEGREES 36 MINUTES 08 SECONDS WEST, 258.81 FEET TO A POINT; THENCE NORTH 09 DEGREES 08 MINUTES 40 SECONDS WEST, A DISTANCE OF 74.90 FEET TO A POINT; THENCE FOLLOWING A CLOCKWISE CURVE WITH AN ARC DISTANCE OF 196.08 FEET, HAVING A RADIUS OF 125.08 FEET, SUBTENDED BY A CHORD BEARING AND DISTANCE OF NORTH 35 DEGREES 45 MINUTES 55 SECONDS EAST, 176.61 FEET TO A POINT; THENCE NORTH 80 DEGREES 40 MINUTES 30 SECONDS EAST, A DISTANCE OF 240.49 FEET TO A 1/2 INCH REBAR FOUND; THENCE SOUTH 86 DEGREES 34 MINUTES 10 SECONDS EAST, A DISTANCE OF 51.95 FEET TO A 1/2 INCH REBAR FOUND; THENCE NORTH 78 DEGREES 21 MINUTES 11 SECONDS EAST, A DISTANCE OF 78.02 FEET TO A 1/2 INCH REBAR FOUND; THENCE SOUTH 09 DEGREES 09 MINUTES 40 SECONDS EAST, A DISTANCE OF 508.69 FEET TO A 1/2 INCH REBAR FOUND; THENCE SOUTH 80 DEGREES 50 MINUTES 20 SECONDS WEST, A DISTANCE OF 233.85 FEET TO A 1/2 INCH REBAR FOUND; THENCE SOUTH 35 DEGREES 59 MINUTES 39 SECONDS WEST, A DISTANCE OF 50.43 FEET TO A NAIL FOUND ON THE EASTERLY RIGHT OF WAY OF OLD HAMILTON PLACE BEING THE POINT OF BEGINNING.

SCHEDULE “A-6”

Facility Name: Westminster Commons

Facility Address: 560 St. Charles Avenue NE, Atlanta, GA

Legal Description:

All that tract or parcel of land lying and being in Land Lot 48 of the 14th District of Fulton County, Georgia, and being more particularly described as follows:

Beginning at a 1/2 inch rebar set on the northerly right-of-way of St. Charles Avenue (50’ R/W) said 1/2 inch rebar set being 575.00 feet from its intersection with the easterly right-of-way of Monroe Drive (f/k/a Boulevard); thence departing said right-of-way North 00 degrees 15 minutes 09 seconds East a distance of 200.16 feet to a 1/2 inch rebar set on the southerly side of St. Charles Way; thence along said southerly side of St. Charles Way South 89 degrees 53 minutes 22 seconds East a distance of 100.00 feet to a nail found; thence departing said St. Charles Way South 00 degrees 15 minutes 10 seconds West a distance of 199.88 feet to a 1 inch pipe found on said right-of-way of St. Charles Avenue; thence along said right-of-way South 89 degrees 57 minutes 14 seconds West a distance of 100.00 feet to said 1/2 inch rebar set on the POINT OF BEGINNING.

SCHEDULE “A-7”

Facility Name: Parkway Health and Rehabilitation Center

Facility Address: 200 South Parkway West, Memphis, TN

Legal Description:

The Tennessee Property Associates, LLC property as recorded in Instrument Number 05016884 in the Shelby County Register’s Office being Lots 1, 2, 3 and 4, Block 3 in the Kansas Street Urban Renewal Area Project No. Tennessee A-11-2 and being more particularly described as follows:

BEGINNING at a found chisel mark being a point of curvature in the east line of Louisiana Street (68 R.O.W.) being 25.19 feet southwardly at the tangent intersection of the east line of Louisiana Street and the south line of Rowe Avenue (50’ R.O.W.); thence eastwardly along a curve to the right having a radius of 25.00 feet, a central angle of 90 degrees 26 minutes 35 seconds, a chord bearing of North 48 degrees 38 minutes 40 seconds East, a chord distance of 35.49 feet, a distance along its arc of 39.46 feet to a found iron pin being a point of tangency in the south line of Rowe Avenue (50 R.O.W.); thence South 86 degrees 08 minutes 03 seconds East along said south line a distance of 127.75 feet to a found iron pin being a point of curvature; thence southwardly along a curve to the right having a radius of 25.00 feet, a central angle of 89 degrees 23 minutes 25 seconds, a chord bearing of South 41 degrees 26 minutes 20 seconds East, a chord distance of 35.17 feet, a distance along its arc of 39.00 feet to a found iron pin being a point of tangency in the west line of Fairview Street (50’ R.O.W.); thence South 03 degrees 15 minutes 22 seconds West along said west line a distance of 372.54 feet to a point of curvature; thence eastwardly along a curve to the left having a radius of 100.00 feet, a central angle of 89 degrees 23 minutes 19 seconds, a chord bearing of South 41 degrees 26 minutes 18 seconds East, a chord distance of 140.66 feet, a distance along its arc of 156.01 feet to a point of tangency in the south line of Goodloe Avenue; thence South 86 degrees 07 minutes 57 seconds East along said south line a distance of 165.44 feet to a found iron pin being the northwest corner of the Memphis Housing Authority property (deed reference not available); thence South 03 degrees 20 minutes 25 seconds West along the west line of the Memphis Housing Authority property and the west line of the City of Memphis property (deed reference not available) a distance of 200.02 feet to a set chisel mark in the north line of the South Parkway West (100’ R.OW.); thence North 86 degrees 06 minutes 46 seconds West along said north line a distance of 414.03 feet to a point of curvature; thence northwardly along a curve to the right having a radius of 30.00 feet, a central angle of 89 degrees 32 minutes 08 seconds, a chord bearing of North 41 degrees 20 minutes 42 seconds West, a chord distance of 42.25 feet, a distance along its arc of 46.88 feet to a point of tangency in the east line of said Louisiana Street; thence North 03 degrees 25 minutes 22 seconds East along said east line a distance of 641.11 feet to the POINT OF BEGINNING.

Being the same property conveyed by Deed of record at Instrument No. GM 0706, in the Register’s Office of Shelby County, Tennessee.

SCHEDULE “A-8”

Facility Name: Millington Healthcare Center

Facility Address: 5081 Easley Street

Legal Description:

Land in the City of Millington, Shelby County, Tennessee, being Lot 2, Final Plan, Wesley of Millington Subdivision, as shown on the plat of record in Plat Book 134, Page 73, Register’s Office of Shelby County, Tennessee, to which reference is made for a more particular description.

Together with an easement for vehicular and pedestrian ingress and egress created by the Ingress-Egress Easement Agreement of record in Instrument No. CZ-0434, said Register’s Office. (Appurtenant Easement No. 1)

Together with an easement for ingress and egress created by the Easement of record in Instrument No. K4-7441, said Register’s Office. (Appurtenant Easement No. 2)

Together with the ingress and egress easement created by and delineated on the Plan of Wesley of Millington Subdivision of record in Plat Book 134, Page 73, said Register’s Office. (Appurtenant Easement No. 3)

Being the same property conveyed to West Point Road Associates, L.P., formerly West Point Road Associates, LLC, by deed from Easley Place, Inc. of record in Instrument No. 07109985, Register’s Office of Shelby County, Tennessee.

SCHEDULE “A-9”

Facility Name: Riverside Health Care Center

Facility Address: 5100 West Street

Legal Description:

ALL THAT TRACT OR PARCEL OF LAND lying and being in Land Lot 267 of the 9th District of Newton County, Georgia, City of Covington, as shown and delineated on that Survey for SouthTrust Bank of Alabama, National Association and First American Title Insurance Company and Walnut Street Investors, Inc. prepared by Tommy M. Donaldson, Jr., Georgia Registered Land Surveyor No. 1617 of Tribble & Richardson, Inc., dated March 28, 1988, filed April 5, 1988, recorded in Plat Book 22, Page 125, Newton County, Georgia Records; and being more particularly described as follows:

BEGINNING at the intersection of the easterly right-of-way line of West Street (50 foot right-of-way) and the northerly right-of-way line of Herring Street (40 foot right-of-way) and running along said easterly right-of-way line of West Street, N 00° 57’32” E, 580.70 feet to a rebar found on the southerly right-of-way line of Echols Street (40 foot right-of-way); thence leaving the easterly right-of-way line of West Street and running along the southerly right-of-way line of Echols Street, S 88° 57’59” E, 240.75 feet to a rebar found; thence leaving the southerly right-of-way line of Echols Street and running S 02° 39’07” E, 282.00 feet to a rebar found; thence running S 88° 54’28” E, 39.98 feet to a rebar found; thence running S 10° 29’55” E, 351.03 feet to a rebar found on the northerly right-of-way line of Herring Street (40 foot right-of-way); thence running along the northerly right-of-way line of Herring Street N 83° 44’57” W, 105.52 feet to a point; thence running N 81° 46’30” W, 99.50 feet to a point; thence running N 81° 07’10” W, 165.98 feet to a point located on the easterly right-of-way line of West Street and the POINT OF BEGINNING.